UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☑ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

JCM PARTNERS, LLC

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

SEE LETTER ON THE

REVERSE SIDE OF THIS PAGE

FOR INFORMATION REGARDING

ANNUAL MEETING OF INVESTORS

AND

RELATED PROXY MATERIALS

May 18, 2005

Dear JCM Investor:

I am pleased to invite you to JCM’s fifth Annual Meeting of Members. The meeting will be held on June 21st in Sacramento, California. Enclosed are the proxy materials you will need for that meeting. These materials provide the time and address of the meeting and consist of the following items:

•	The Proxy Statement, which discusses important proposals for which your vote is needed; and

•	A Proxy Card (ballot) on which you should record your vote on each of the proposals.

As in the past, the proposals before us this year are of great importance. It is essential that you familiarize yourself with the enclosed materials. If you have questions regarding any of the proposals, feel free to call me with your questions and concerns.

Please be certain to take the time to vote. Please mark the appropriate boxes, sign and date the proxy card (ballot) and return it in the enclosed, postage-paid envelope as soon you have sufficiently reviewed the materials. Please make certain we receive your proxy card(s) by Friday, June 17, 2005.

I look forward to seeing you soon.

Sincerely,

/s/ Michael Vanni

Michael Vanni
Chairman

Board of Managers: Henry Conversano, Frank Deppe, Henry Doorn, Jr., Gayle Ing (CEO), Marvin Helder (Vice-Chairman), Kenneth Horjus, Lois Mol, Michael Vanni (Chairman).